Exhibit 5.4

CONSENT OF JOHN J. CHULICK, LICENSED GEOLOGIST #3945 STATE OF CALIFORNIA

In connection with Pan American Silver Corp.’s (the “Corporation”) registration statement on Form F-10, dated February 5, 2010, and any documents incorporated by reference therein (the “Registration Statement”), the undersigned does hereby consent to reference to my name and my involvement in the preparation of or supervision of the preparation of, in whole or in part, of the technical report prepared for the Corporation in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects entitled “Pan American Silver Corp.: Navidad Project, Chubut Province, Argentina” dated February 4, 2010 (the “Technical Report”) in the Registration Statement, and to the disclosure of the Technical Report and the extracts from, or summary of, or references to the Technical Report by the Corporation in the Registration Statement.  The undersigned does also hereby consent to the reference to my name under the heading “Experts” in the prospectus, which is part of this Registration Statement.

Dated this 5th day of February, 2010.

/s/ John J. Chulick
John J. Chulick, Licensed Geologist #3945 State of California